Exhibit (n)(2)

APPENDIX A

TO THE AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

Amended June 29, 2011

BBH TRUST

Designations of Series Offering Multiple Classes of Shares

The Series of the BBH Trust having multiple classes of shares and the specific designations thereof, are as follows:

BBH Core Select	Class N Shares

Class I Shares

Retail Class

BBH International Equity Fund	Class N Shares

Class I Shares

BBH Broad Market Fund	Class N Shares

Class I Shares

BBH Money Market Fund	Regular Shares

Institutional Shares

BBH Intermediate Municipal Bond Fund	Class N Shares

Class I Shares

Retail Class